UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2015

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 23, 2015, Hansen Medical, Inc. issued a press release announcing its financial results for the quarter and fiscal year ended December 31, 2014. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

To supplement Hansen Medical, Inc.’s financial results presented on a U.S. GAAP basis, Hansen Medical, Inc.’s press release contains non-GAAP financial information, including adjusted cost of revenues, adjusted gross margin, adjusted loss from operations, adjusted net loss, and adjusted net loss per share. Hansen Medical, Inc. believes that this non-GAAP presentation provides meaningful supplemental information regarding the company’s performance and liquidity by excluding non-cash charges, such as share-based compensation expenses and other special items. Hansen Medical, Inc. believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the company’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the company’s historical performance and liquidity as well as comparisons to competitors’ operating results. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.

The information in this current report and in the accompanying exhibit shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this current report and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Hansen Medical, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated February 23, 2015, entitled “Hansen Medical Reports Recent Business Highlights Fourth Quarter and Full-Year 2014 Results”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: February 23, 2015	/S/ CHRISTOPHER P. LOWE
Christopher P. Lowe
Interim Chief Financial Officer